            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated April 16, 2009 with respect to the consolidated financial statements of John Hancock Variable Life Insurance Company and our report dated March 31, 2009 with respect to the financial statements of John Hancock Variable Annuity Account JF, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 13 in the Registration Statement (Form N-4 No. 333-84769) and related Prospectus of John Hancock Variable Annuity Account JF.


Boston, Massachusetts
April 24, 2009